        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 1999
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------


                        MANSUR INDUSTRIES INC.
--------------------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


           FLORIDA                                          65-0226813
-------------------------------                         ----------------------
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                          Identification Number)


                              8305 N.W. 27TH STREET
                                    SUITE 107
                              MIAMI, FLORIDA 33122
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


                   1996 EXECUTIVE INCENTIVE COMPENSATION PLAN
--------------------------------------------------------------------------------
                            (Full title of the Plan)


                                 PAUL I. MANSUR
                             CHIEF EXECUTIVE OFFICER
                             MANSUR INDUSTRIES INC.
                              8305 N.W. 27TH STREET
                                    SUITE 107
                              MIAMI, FLORIDA 33122
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (305) 593-8015
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                    COPY TO:
                               JEFFREY M. OSHINSKY
                             GREENBERG TRAURIG, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500


                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                        PROPOSED
                                                                        MAXIMUM                  PROPOSED
           TITLE OF SECURITIES                AMOUNT TO BE          OFFERING PRICE          MAXIMUM AGGREGATE         AMOUNT OF
            TO BE REGISTERED                   REGISTERED            PER SHARE (1)          OFFERING PRICE(1)      REGISTRATION FEE
            ----------------                   ----------            -------------          -----------------      ----------------
Common Stock, $.001 par value.........       375,000 shares          $7.50-$19.50            $4,841,524.00          $1,345.94
===================================================================================================================================



(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of (i) the actual price of (i) 197,722 options granted under the Registrant's 1996 Executive Incentive Compensation Plan (10,000 shares at $7.50; 84,680 shares at $13.125; 3,500 shares at $14.50; 10,500 shares at $14.75; 5,500 shares at
    $15.50; 1,000 shares at $15.875; 7,000 shares at $16.00; 1,000 shares at
    $16.50; 2,500 shares at $17.00, 1,000 share at $19.25; and 71,042 shares at
    $19.50), and (ii) an assumed price of $10.00 per share (based on the average of the high and low sale price of the Common Stock on January 5, 1999 as reported on the Nasdaq SmallCap Market) with respect to 177,278 shares of Common Stock subject to future grants of options under the 1996 Executive Incentive Compensation Plan.

           PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

(a) the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997;

(b) the Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 1, 1998;

(c)   the Registrant's Current Report on Form 8-K dated October 8, 1998;

(d) the Registrant's Schedule 14A filed on April 30, 1998 in connection with the Registrant's 1998 Annual Meeting of Shareholders; and

(e) the description of the Registrant's Common Stock and related matters set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form S-1 (File No. 333-08657) filed under the Securities Act of 1933, as amended (the "Act"), including any amendments to such descriptions in such Registration Statement.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify and may insure its officers and directors to the fullest extent not prohibited by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability in the event the director breaches or fails to perform his duties as a director and such director's breach of, or failure to perform, such duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; and (e) recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property in a proceeding by or in the right of someone other than the Registrant or a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.    EXHIBITS

 EXHIBIT
 NUMBER                         DESCRIPTION
 -------                        -----------

     3.1   Restated Articles of Incorporation of the Registrant(1)
     3.2   Bylaws of the Registrant (2)
     5.1   Opinion of Greenberg Traurig, P.A.
    10.1   Registrant's 1996 Executive Incentive Compensation Plan
    23.1   Consent of KPMG Peat Marwick LLP
    23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)
    24.1 Power of Attorney is included in the Signatures section of this Registration Statement


----------

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-08657) filed on July 23, 1996.

(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-08657) filed on July 23, 1996.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  To include any prospectus required by Section
10(a)(3) of the Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on 6th day of January, 1999.

                                               MANSUR INDUSTRIES, INC.


                                               By /s/ Paul I. Mansur
                                                  -----------------------------
                                                  Paul I. Mansur
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul I. Mansur his true and lawful attorney-in-fact, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                     TITLE                                DATE
                ---------                                     -----                                ----

           /S/ PIERRE G. MANSUR                Chairman of the Board and President            January 6, 1999
---------------------------------------
            Pierre G. Mansur


           /S/ PAUL I. MANSUR                 Chief Executive Officer and Director            January 6, 1999
---------------------------------------           (principal executive officer)
             Paul I. Mansur


           /S/ RICHARD P. SMITH                Vice President of Finance and Chief            January 6, 1999
---------------------------------------                Financial Officer
            Richard P. Smith                    (principal financial officer and
                                                  principal accounting officer)


             /S/ RONALD KORN                                Director                          January 6, 1999
---------------------------------------
               Ronald Korn


           /S/ DR. JAN HEDBERG                              Director                          January 6, 1999
---------------------------------------
             Dr. Jan Hedberg


           /S/ JOSEPH E. JACK                               Director                          January 6, 1999
---------------------------------------
             Joseph E. Jack


                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER                              DESCRIPTION
  ------                              -----------

     3.1       Restated Articles of Incorporation of the Registrant(1)
     3.2       Bylaws of the Registrant(2)
     5.1       Opinion of Greenberg Traurig, P.A.
    10.1       Registrant's 1996 Executive Incentive Compensation Plan
    23.1       Consent of KPMG Peat Marwick LLP
    23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)
    24.1 Power of Attorney is included in the Signatures section of this Registration Statement

---------------

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-08657, filed on July 23, 1996.

(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-08657, filed on July 23, 1996.